EXHIBIT 1.01

DXP Enterprises, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2017

Introduction

This Report has been prepared by management of DXP for the period from January 1, 2017 to December 31, 2017 (the "Reporting Period"). Unless the context otherwise indicates, "DXP," "we," "us," the "Company" and "our" mean DXP Enterprises, Inc. and its consolidated and combined subsidiaries.

This Report is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the "Rule"). This Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Form SD defines "conflict minerals" as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are currently limited to tin, tantalum and tungsten. We identified tin, tantalum, tungsten and gold ("3TGs") that are necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period.

As described in this report, DXP has reason to believe that some of the 3TGs present in its supply chain may have originated in the Democratic Republic of the Congo ("DRC") or an adjoining country (the "Covered Countries"). Therefore, we performed a reasonable country of origin inquiry ("RCOI") to determine whether any of the 3TGs in our products originated from the Covered Countries and were not from recycled or scrap sources.  Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the DRC Region and proceeded to conduct due diligence on our supplier base. The results of this are covered below.

Company Overview

Our business

DXP is engaged in the business of distributing maintenance, repair, and operating products, equipment and services to energy and industrial customers. DXP is organized into three business segments: Service Centers, Innovative Pumping Solutions and Supply Chain Services. The Service Centers segment is engaged in providing maintenance, MRO products and equipment, including logistics capabilities, to industrial customers. The Service Centers segment provides a wide range of MRO products in the rotating equipment, bearing, power transmission, hose, fluid power, metal working, fastener, industrial supply, safety products and safety services categories. The Innovative Pumping Solutions segment fabricates and assembles custom-made pump packages, remanufactures pumps and manufactures branded private label pumps. The Supply Chain Services segment manages all or part of a customer's MRO products supply chain, including warehouse and inventory management.

We have become customer driven experts in five key product categories. As such, our three business segments are supported by the following five key product categories: rotating equipment, bearings & power transmission, industrial supplies, metal working and safety products & services. Each business segment tailors its inventory and leverages product experts to meet the needs of its local customers.

Key product categories that we offer include:

•
Rotating Equipment. Our rotating equipment products include a full line of centrifugal pumps for transfer and process service applications, such as petrochemicals, refining and crude oil production; rotary gear pumps for low- to- medium pressure service applications, such as pumping lubricating oils and other viscous liquids; plunger and piston pumps for high-pressure service applications such as disposal of produced water and crude oil pipeline service; and air-operated diaphragm pumps. We also provide a large variety of pump accessories.

•
Bearings & Power Transmission. Our bearing products include several types of mounted and un-mounted bearings for a variety of applications. The power transmission products we distribute include speed reducers, flexible-coupling drives, chain drives, sprockets, gears, conveyors, clutches, brakes and hoses.

•
Industrial Supplies. We offer a broad range of industrial supplies, such as abrasives, tapes and adhesive products, coatings and lubricants, fasteners, hand tools, janitorial products, pneumatic tools, welding supplies and welding equipment.

•	Metal Working. Our metal working products include a broad range of cutting tools, abrasives, coolants, gauges, industrial tools and machine shop supplies.

•
Safety Products & Services. We sell a broad range of safety products including eye and face protection, first aid, hand protection, hazardous material handling, instrumentation and respiratory protection products. Additionally, we provide safety services including hydrogen sulfide (H2S) gas protection and safety, specialized and standby fire protection, safety supervision, training, monitoring, equipment rental and consulting. Our safety services include safety supervision, medic services, safety audits, instrument repair and calibration, training, monitoring, equipment rental and consulting.

Our Covered Products

We conducted an analysis of our products to determine which of our products were likely to contain 3TG.We have identified tungsten in certain of our rotating equipment products within our segments that are necessary to the functionality or production of products that we manufactured or contracted to manufacture during the Reporting Period.  DXP was unsure of the presence of 3TGs in their products however, through the RCOI, via supplier responses using the CMRT, the presence of all 3TGs were claimed by suppliers. Of the suppliers surveyed, many completed their CMRTs at the company, business unit or entity level. Due to this we are unable to definitively conclude which 3TGs are present in the parts or products that they supplied to us however we did continue with the RCOI and due diligence, as applicable, based on the information supplied.

Description of RCOI

DXP began our scoping process by extracting a list of our suppliers that provide us with Covered Products that may contain one or more of the 3TGs. Once the filtering was completed, we populated the list with contact information and provided the list to our third-party vendor, Assent Compliance. This supplier list was then uploaded to our third-party vendor's software platform that allows us to store and manage supplier requests and documentation.

From there, we defined our scoping process even further by removing service providers, indirect materials suppliers, and suppliers who are inactive. This ensures that all suppliers surveyed provided items to DXP that were used in final products in the year 2017. Through this process we removed 3 suppliers from the scope for the 2017 reporting period.

Our third-party vendor then conducted the supplier survey portion of the RCOI. Utilizing the CFSI Conflict Minerals Reporting Template (the "CMRT"), version 5.0 or higher, the suppliers identified through the procedures above were surveyed on their sourcing of the 3TGs that we identified in our products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain. It includes questions regarding a direct supplier's conflict minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TGs used by those facilities.

During the supplier survey, suppliers were contacted and asked to complete the CMRT. All communications were tracked and monitored in the software platform. Non-responsive suppliers were contacted a minimum of three times and then were also managed by our third-party vendor's Supply Chain Team in one on one communications. This included at least two follow ups in order to encourage their response via CMRTs. To ensure that our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party vendor have provided training to suppliers though webinars, videos, documentation, and one-on-one discussions.

The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. All suppliers who submitted CMRTs that were flagged as "invalid" were contacted to address items such as incomplete data, missing smelter information, or inconsistent answers. All of these communications were monitored and tracked in our third-party vendor's system for future reporting and transparency. As of May 20th 2018 there were 21 invalid submissions that were not corrected by suppliers.

Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries; therefore, in an effort to locate mines with the greatest possible specificity, we proceeded to conduct due diligence on our supplier base.

Due Diligence

Design of due diligence

We have designed our due diligence procedures to conform, in all material respects, with the due diligence framework presented by the Organization for Economic Co-operation and Development ("OECD") in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing and the related Supplements for gold and for tin, tantalum and tungsten ("Guidance").

DXP's conflict minerals due diligence process includes the five steps as defined by the Guidance: 1) establishing strong company management systems, 2) identifying and assessing risks in our supply chain, 3) designing and implementing a strategy to respond to identified risks, 4) utilizing independent third-party audits, and 5) publicly reporting on our supply chain due diligence. A summary of the due diligence measures undertaken by the Company is outlined below.

Due diligence performed

Establish Strong Company Management Systems

Internal team

We have organized a Conflict Minerals Committee comprised of individuals in management positions across multiple departments such as legal, finance, and procurement. The Conflict Minerals Committee leads our conflict minerals compliance effort and is responsible for implementing our conflict minerals compliance strategy and overseeing the program.

We have also taken on other management systems that include the use of our third-party vendor, Assent Compliance. Through our third-party vendor's tool we are able to collect and store supplier data and CMRTs, communicate with suppliers, and monitor risks in our supply chain. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

Control systems

Controls include, but are not limited to, our Code of Conduct, which outlines expected behaviors for all DXP employees and third parties doing business with DXP, and regarding our Conflict Minerals Policy. We established a conflict minerals policy related to our sourcing of 3TGs as described in full in our "Conflict Minerals Policy" posted on our website at www.dxpe.com within the "Investor Relations" section under "Corporate Governance" > "Governance Documents".

Supplier engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 5.0 or higher and our third-party vendor's software reporting tool for collecting Conflict Minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

We have also communicated with suppliers potentially affected by our Conflict Minerals Policy and compliance efforts, as identified through our RCOI process, our expectation that they assist us in complying with our efforts related to our conflict minerals program. This includes obtaining information to support chain of custody of the 3TGs identified in our products.

Grievance Mechanism

For concerns regarding potential violations, the "Conflict Minerals Policy" includes contact information for DXP's third party conduct helpline and means to make a report using dxpe.ethicspoint.com.

Maintain records

We have maintained company-wide document retention policies. These policies extend to the documentation accumulated in performing our due diligence procedures and requires that documentation will be retained for a period of not less than three years.

Identify and Assess Risks in the Supply Chain

It is important to note that DXP has relied on supplier responses to provide us with the information about the source of 3TGs contained in the parts and components they supply to us. Similarly, our direct suppliers also rely on information provided by their suppliers. This chain of information creates a level of uncertainty and risk related to the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to the recognized industry best practices.

In accordance with OECD Guidance, it is important to understand risk levels associated with conflict minerals in the supply chain. Each facility that meets the Responsible Minerals Initiative (RMI) definition of a smelter or refiner of a 3TGs mineral is assigned a risk of high, medium or low based on 3 scoring criteria:
1.	Geographic proximity to the DRC and Covered Countries;
2.	Responsible Minerals Assurance Process ("RMAP") audit status;
3.	Known or plausible evidence of unethical or conflict sourcing.

Based on this criteria the following facilities have been identified as being of highest concern to the supply chain:
•	Tony Goetz NV - CID002587
•	Kaloti Precious Metals - CID002563
•	Universal Precious Metals Refining Zambia - CID002854
•	Fidelity Printers and Refiners - CID002515
•	Sudan Gold Refinery - CID002567
•	African Gold Refinery Limited (AGR) - CID003185

When these facilities are reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through our third-party vendor, Assent Compliance, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to DXP, and escalating up to removal of these high risk smelters from their supply chain.

 As per the OECD Guidance, risk mitigation will depend on the supplier's specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain.

In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

We also calculate supplier risk based on the chances that the supplier provides 3TGs that may originate from Non-Conflict Free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Many suppliers continue to be in the middle of the process and still have "unknown" as some of the answers. It has been decided that penalizing or failing them for working through the process is likely not the best approach for the initial years of compliance, it does not meet the goals or spirit of the Rule, however evaluating and tracking the strength of the program does meet the OECD Guidance and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are:

A. Do you have a policy in place that includes DRC conflict-free sourcing?
E. Have you implemented due diligence measures for conflict-free sourcing?
G. Do you review due diligence information received from your suppliers against your company's expectations?
H. Do you verify due diligence information received from your suppliers?

When suppliers meet or exceed the above criteria, by answering yes to all four questions, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. We store all of this information and will continue to assess our suppliers' program strength and monitor any improvements or changes.

Design and Implement a Strategy to Respond to Identified Risks

DXP has established a Conflict Minerals Policy that outlines our expectations for suppliers. If these expectations are not met, the business relationship with that supplier will be evaluated. For example, if we find that we source 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries, DXP will assess the supplier relationship and encourage that supplier to establish an alternative source of the minerals that does not support such conflict. If an alternative source cannot be found or the supplier chooses not to respond to this risk, we will assess whether or not that supplier can be replaced.

Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with smelters and refiners of Conflict Minerals and therefore do not perform or direct audits of these entities.  In connection with our due diligence, we utilized information made available by the RMI concerning independent third-party audits of smelters and refiners.

Report on Supply Chain Due Diligence
This Report, which constitutes our annual report on our due diligence efforts, is available on our website at www.dxpe.com within the "Investor Relations" section under "Financial Information > SEC Filings" and is filed with the SEC.

Results of Due Diligence
Survey results

As of May 20th 2018, we received responses from 387, we received valid CMRTs from 366 and invalid CMRTs from 21 of our surveyed suppliers for the 2017 year.

As described above, DXP surveys our supply chain and reviews all responses against set criteria that has been developed to determine whether further communication is needed. These criteria include: nonresponsiveness, incomplete responses and overall inconsistencies. Those that provided us with a CMRT were also asked to submit SOR information. The results of this are discussed in the Smelters and Refiners section below.

Smelters and Refiners

Of the suppliers surveyed, many completed their CMRTs at the company, business unit or entity level. Due to this we are unable to conclude which 3TGs from which of the processing facilities they listed have actually been included in parts or products that they supplied to us.  Many of the responses provided by a supplier via the CMRT included the names of facilities listed by the suppliers as smelters or refiners ("SOR"). The CMRTs submitted by suppliers that do not list at least one smelter for each 3TGs claimed on the CMRT are considered invalid and our third-party vendor follows up on these, urging suppliers to resubmit the form and include smelter information. That being said, there are still suppliers that are unable to provide SOR used for the materials supplied to us.

For all responses that indicated a smelter, our third-party vender compared the facilities listed to the list of smelters maintained by the RMI If a supplier indicated that the facility was certified as "Conflict-Free," our third-party vendor, Assent Compliance, confirmed that the name was listed by RMI as a certified smelter. No violations were identified. As of May 20th 2018, we have validated 321 smelters or refiners and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Appendix A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix A also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and RMI.

As our suppliers are largely unable to provide us with the information necessary to determine country of origin at the product level, we are unable to provide additional smelter and refiner names and country of origin of the necessary 3TG in this Report at this time. We will continue to work with our suppliers to obtain smelter information at the product level.

Future Steps to be Taken

We are committed to complying with the provisions of the Rule and Form SD and expect to continue our efforts to improve our conflict minerals program and related due diligence. As we further develop our program and procedures, we intend to take the following steps to mitigate the risk that any of the 3TGs contained in our products could benefit armed groups in the Covered Countries. These may include, but are not limited to the following:

•
Engage with suppliers and direct them to training resources to attempt to increase our response rate and improve the content of responses to assist in our RCOI process and our efforts to determine the processing facilities for and country of origin of our 3TGs with the greatest specificity possible;

•	Engage suppliers and encourage them to provide responses at the product level
•	Continue to invest in Conflict Minerals due diligence tools
•	Continue to respond to industry trends and legal requirements to further improve the traceability of 3TGs in our supply chain.

Appendix A:

The table below lists, as of May 20th 2018 the smelters or refiners identified by our responsive direct suppliers that may have been used to process the conflict minerals necessary to the functionality or production of our Covered Products during 2017. As described above, this list may contain more facilities than are actually linked to the Company's Covered Products. Alternatively, this list may not include all applicable facilities as not all of our suppliers were able to provide SOR information at this time. Those that have been validated as compliant under RMAP by the RMI, have been noted as such in the final column on the right.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Not Enrolled
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Conformant
Gold	African Gold Refinery	UGANDA	CID003185	Not Enrolled
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	Caridad	MEXICO	CID000180	Not Enrolled

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Active
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Not Enrolled
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not Enrolled
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Active
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled
Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	Materion	UNITED STATES	CID001113	Conformant

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Active
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Not Enrolled
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Active
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not Enrolled
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Active
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	SAAMP	FRANCE	CID002761	Conformant
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled
Gold	Safimet S.p.A	Italy	CID002973	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Active
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Conformant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not Enrolled
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	CID002587	Not Enrolled
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conformant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Conformant
Tantalum	Duoluoshan	CHINA	CID000410	Not Enrolled
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Conformant
Tantalum	QuantumClean	UNITED STATES	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant
Tantalum	Taki Chemicals	JAPAN	CID001869	Conformant
Tantalum	Telex Metals	UNITED STATES	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Conformant
Tin	Alpha	UNITED STATES	CID000292	Conformant

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Active
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant
Tin	CV Dua Sekawan	INDONESIA	CID002592	Conformant
Tin	CV Gita Pesona	INDONESIA	CID000306	Conformant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Conformant
Tin	CV United Smelting	INDONESIA	CID000315	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Not Enrolled
Tin	EM Vinto	BOLIVIA	CID000438	Conformant
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Conformant
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Conformant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Conformant
Tin	PT Karimun Mining	INDONESIA	CID001448	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Conformant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant

Tin	Rui Da Hung	TAIWAN	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Super Ligas	Brazil	CID002756	Not Enrolled
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Active
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conformant

Country of Origin List:
This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of Bolivia), Brazil,  Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe